UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2007

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 8, 2007, we issued a press release reporting our financial results for the quarter ended June 30, 2007.  A copy of the press release is attached as Exhibit 99.1.

The information set forth in Item 7.01 below is incorporated in this Item 2.02 by reference.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 7.01.	Regulation FD Disclosure.

Exhibit 99.2 contains certain information regarding the production volumes, as well as the average realized sales prices before and after the impact of financial hedges, for specified products and for specified regions for each of the first two quarters, and the first six months, of 2007.  The production and average realized sales price information set forth on Exhibit 99.2 with respect to each of the first two quarters, and the first six months, of 2007 is not necessarily indicative of production and average realized sales prices that may be obtained for the full year.  The information contained in Exhibit 99.2 should be read in conjunction with our financial statements and other information contained in our reports filed with or furnished to the Securities and Exchange Commission.

The information contained in this Item 7.01, including Exhibit 99.2 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits:

Exhibit Number	Description
99.1	Press release dated August 8, 2007.
99.2	Historical production volumes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President -
Chief Financial Officer

Date: August 8, 2007

Index to Exhibits

Exhibit Number	Description
99.1	Press release dated August 8, 2007.
99.2	Historical production volumes.